    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2000

                                                      REGISTRATION NO. 333-07127
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                  TO FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                         TEXAS INSTRUMENTS INCORPORATED
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                      75-0289970
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                               12500 TI BOULEVARD
                                P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
          (Address of principal executive offices including zip code)

                             ---------------------

                TEXAS INSTRUMENTS 1996 LONG-TERM INCENTIVE PLAN
                           (Full title of the plans)

                             ---------------------

                                JOSEPH F. HUBACH
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         TEXAS INSTRUMENTS INCORPORATED
                               12500 TI BOULEVARD
                                P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Name and address of agent for service)

                                 (972) 995-3773
         (Telephone number, including area code, of agent for service)

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

                             EXPLANATORY STATEMENT

     A total of 60,023,440 shares of common stock of Texas Instruments Incorporated were registered by Registration Statement on Form S-8, File No. 33-07127, to be issued in connection with the Texas Instruments 1996 Long-Term Incentive Plan. On April 20, 2000, the stockholders of Texas Instruments approved the Texas Instruments 2000 Long-Term Incentive Plan, which replaces the 1996 Long-Term Incentive Plan. 40,166,647 shares of common stock of Texas Instruments which were registered in connection with the 1996 Long-Term Incentive Plan have not been issued under the 1996 Long-Term Incentive Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 137-38 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (January 1997), are carried forward to, and deemed covered by, the Registration Statement of Form S-8 filed on or about the date hereof in connection with the 2000 Long-Term Incentive Plan.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registration Statement on Form S-8, File No. 33-07127, is incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 28th day of August, 2000.

                                            TEXAS INSTRUMENTS INCORPORATED

                                            By:  /s/ WILLIAM A. AYLESWORTH
                                              ----------------------------------
                                                William A. Aylesworth
                                                Senior Vice President
                                                Treasurer and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of August, 2000.

                      SIGNATURE                                             TITLE
                      ---------                                             -----
                 /s/ *JAMES R. ADAMS                           Chairman of the Board; Director
-----------------------------------------------------
                   James R. Adams

                 /s/ *DAVID L. BOREN                                       Director
-----------------------------------------------------
                   David L. Boren

               /s/ *JAMES B. BUSEY IV                                      Director
-----------------------------------------------------
                  James B. Busey IV

                                                                           Director
-----------------------------------------------------
                   Daniel A. Carp

               /s/ *THOMAS J. ENGIBOUS                   President; Chief Executive Officer; Director
-----------------------------------------------------
                 Thomas J. Engibous

             /s/ *GERALD W. FRONTERHOUSE                                   Director
-----------------------------------------------------
               Gerald W. Fronterhouse

                 /s/ *DAVID R. GOODE                                       Director
-----------------------------------------------------
                   David R. Goode

                                                                           Director
-----------------------------------------------------
                  Wayne R. Sanders

                                                                           Director
-----------------------------------------------------
                   Ruth J. Simmons

               /s/ *CLAYTON K. YEUTTER                                     Director
-----------------------------------------------------
                 Clayton K. Yeutter

                      SIGNATURE                                             TITLE
                      ---------                                             -----

             /s/ *WILLIAM A. AYLESWORTH                    Senior Vice President; Treasurer; Chief
-----------------------------------------------------                 Financial Officer
                William A. Aylesworth

                 /s/ M. SAMUEL SELF                        Senior Vice President; Controller; Chief
-----------------------------------------------------                 Accounting Officer
                   M. Samuel Self

*By:        /s/ WILLIAM A. AYLESWORTH
-----------------------------------------------------
                William A. Aylesworth
                  Attorney-in-fact